UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 21, 2013

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On March 21, 2013, the board of directors (the “Board of Directors”) of Central European Distribution Corporation (“CEDC”) received a revised proposal from a consortium including A1 Investment Company, Dr. Mark Kaufman and the SPI Group (the “Consortium”) in respect of a restructuring of CEDC’s financial obligations. A copy of this proposal will be filed as Exhibit 99.1 to an amendment to this Form 8-K.

The Board of Directors, together with its advisors, has reviewed the terms of this revised proposal and the Board of Directors does not believe that this proposal is competitive with the terms of the proposal made by Roust Trading Ltd. and reflected in Supplement No. 1 to the Amended and Restated Offering Memorandum, Consent Solicitation Statement and Disclosure Statement filed as an Exhibit on Form 8-K on March 19, 2013, and affirms its support for the transactions described in this supplement. A copy of the response to the Consortium from the Restructuring Committee of the Board of Directors is attached hereto as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Letter to the board of directors of Central European Distribution Corporation received from A1 Investment Company on March 21, 2013 to be filed on an amendment to this Form 8-K.

99.2	Letter from the restructuring committee of the board of directors of Central European Distribution Corporation to A1 Investment Company on March 22, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Grant Winterton
Grant Winterton

Chief Executive Officer

Date: March 22, 2013